Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plans, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration Statement Form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan, in Registration Statement Form S-8 (No 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc., in the Registration Statement Form S-8 (No. 333-152706) pertaining to the SPAR Group, Inc. 2008 Stock Compensation Plan and with Respect to the December 31, 2008 consolidated financial statements of SPAR Group, Inc included in the Annual Report (Form 10-K), for the year ended December 31, 2008 of our report dated February 6, 2009 with respect to the financial statements of Spar Alan Pazarlama Hizmetleri Limited Sirketi, as of December 31, 2008 and for the year ended December 31, 2008.

/s/ Güreli Yeminli Mali Müşavirlik A.Ş.

Istanbul, Turkey

March 25, 2009

Ex-2